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                                  EXHIBIT 23.2

                        CONSENT OF ARTHUR ANDERSEN, LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 6, 1995 incorporated by reference in this Registration Statement on Form S-8 of Monterey Pasta Company. It should be noted that we have performed no audit procedures subsequent to March 6, 1995, the date of our report. Furthermore, we have not audited any financial statements of Monterey Pasta Company as of any date or for any period subsequent to January 1, 1995.


ARTHUR ANDERSEN LLP


Oakland, California
January 22, 1998